Exhibit 99.1

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), is made and entered into as of August 8, 2022, by and among MTY Franchising USA, Inc., a Tennessee corporation (“Parent”), Grill Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Parent (“Merger Sub”), and each of the Persons set forth on Schedule A hereto (each, a “Shareholder”).

RECITALS

A. As of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) and/or owner of record, as indicated on Schedule A, of the number of shares of common stock, $0.01 par value per share, of the Company (as defined below) (“Common Stock”) set forth opposite such Shareholder’s name on Schedule A (all such shares set forth on Schedule A, together with any other outstanding shares of Common Stock that are hereafter issued to, or otherwise acquired or owned, beneficially or of record, by, any Shareholder prior to the termination of this Agreement being referred to herein as such Shareholder’s “Shares”);

B. Concurrently with the execution hereof, Parent, Merger Sub and BBQ Holdings, Inc., a Minnesota corporation (the “Company”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, Merger Sub to commence a cash tender offer to purchase all the outstanding shares of Common Stock (the “Offer”) and, following the completion of the Offer, the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

C. As a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that each Shareholder, and as an inducement and in consideration therefor, each Shareholder (in such Shareholder’s capacity as a holder of Shares) has agreed to, enter into this Agreement and to tender the number of Shares set forth opposite such Shareholder’s name in the column under the heading “Committed Shares” on Schedule A (such Shareholder’s “Committed Shares”) subject to the terms of this Agreement.

AGREEMENT

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1

AGREEMENT TO TENDER AND VOTE

1.1    Agreement to Tender.

(a)    Subject to the terms of this Agreement, each Shareholder shall validly tender or cause to be tendered in the Offer all of such Shareholder’s Committed Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Liens (other than Permitted Share Liens (as defined below)); provided, that if the Company Board shall have effected an Adverse Recommendation Change in connection with an Intervening Event, then, for so long as such Adverse Recommendation Change is continuing, each Shareholder shall be required to so validly tender or cause to be tendered in the Offer not less than the number of Shares set forth opposite such Shareholder’s name in the column under the heading “Minimum Shares” on Schedule A.

(b)    Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or, if later, no later than three (3) Business Days following the date of delivery of the letter of transmittal with respect to the Offer), each Shareholder shall (x) deliver pursuant to the terms of the Offer (A) a letter of transmittal with respect to such Shareholder’s Committed Shares or Minimum Shares, as applicable, complying with the terms of the Offer, (B) a Certificate or Certificates (or affidavits of loss in lieu thereof) representing such Committed Shares or Minimum Shares, as applicable, or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a Book-Entry Share, and (C) all other documents or instruments required to be delivered by shareholders of the Company pursuant to the terms of the Offer and/or (y) instruct such Shareholder’s broker or such other Person that is the holder of record of any Committed Shares or Minimum Shares, as applicable, beneficially owned by such Shareholder to tender such Committed Shares or Minimum Shares, as applicable, pursuant to and in accordance with this Section 1.1 and the terms of the Offer.

(c)    Each Shareholder agrees that, once any of such Shareholder’s Shares are tendered, such Shareholder will not withdraw or cause to be withdrawn any of such Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2; provided, that if an Adverse Recommendation Change is made in connection with an Intervening Event after such Shareholder has tendered its Shares, such Shareholder may withdraw a portion of its Shares provided that such Shareholder’s Minimum Shares remain tendered and that such Shareholder shall promptly tender such withdrawn Shares at such time that such Adverse Recommendation Change in connection with an Intervening Event is no longer continuing.

1.2    Agreement to Vote. Subject to the terms of this Agreement, each Shareholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, such Shareholder shall (or shall cause the holder of record to), in each case, to the fullest extent that the Shares with respect to such Shareholder are entitled to vote thereon: (a) if no Adverse Recommendation Change in connection with an Intervening Event has occurred and is continuing, such Shareholder shall (or shall cause the holder of record to) be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Committed Shares with respect to such Shareholder (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and (ii) notwithstanding Section 4.4, against any Takeover Proposal and any other proposal or action that would reasonably be expected to impede, interfere with, delay or postpone the Merger or change in any manner the voting rights of any class of Committed Shares; and (b) if an Adverse Recommendation Change has occurred and is continuing in connection with an Intervening Event, such Shareholder shall (or shall cause the holder of record to) be present (in person or by proxy) and vote, or exercise its right to consent with respect to, at least the Minimum Shares with respect to such Shareholder (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and (ii) notwithstanding Section 4.4, against any Takeover Proposal and any other proposal or action that would reasonably be expected to impede, interfere with, delay or postpone the Merger or change in any manner the voting rights of any class of Minimum Shares. Until such Shares are accepted for purchase in the Offer, this Agreement shall not alter any rights of a Shareholder to vote any of such Shareholder’s Shares in such Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s shareholders generally.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder represents and warrants to Parent and Merger Sub, severally but not jointly, that:

2.1    Organization; Authorization; Binding Agreement. If such Shareholder is an entity, such Shareholder is duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Shareholder. Such Shareholder has full power and authority, and if such Shareholder is an individual, also has capacity, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms (subject to Enforceability Exceptions).

2.2    Non-Contravention. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of such Shareholder’s obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby will not, (i) violate, any Law applicable to such Shareholder or such Shareholder’s Shares, (ii) except as may be required by applicable federal securities laws, require any consent, approval, order, authorization, permit or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, modification or acceleration under, or result in the creation of any Liens on any of the Shares pursuant to, any Contract, trust, Order or other instrument binding on such Shareholder or such Shareholder’s Shares or any applicable Law, (iii) render any Takeover Law applicable to the Merger, the Offer or any other transaction involving Parent, Merger Sub or any Affiliate thereof contemplated by the Merger Agreement, or (iv) if such Shareholder is an entity, violate, contravene or conflict with or result in any breach of any provision of such Shareholder’s organizational documents, in case of each of clauses (i), (ii) and (iv), except as would not reasonably be expected to adversely affect the ability of such Shareholder to perform its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

2.3    Ownership of Shares; Total Shares. Such Shareholder (together with such Shareholder’s spouse if such Shareholder is married and the Shares constitute community property under applicable Laws) is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite such Shareholder’s name on Schedule A in the column and under the heading “Shares” and has good and marketable title to such Shares free and clear of any Liens, except for any applicable restrictions on transfer under the Securities Act (collectively, “Permitted Share Liens”). Such Shareholder does not have any interest in or voting rights with respect to any other securities of the Company, other than Company Equity Awards listed on Section 3.8(g) of the Company Disclosure Schedule.

2.4    Voting Power. Other than as provided in this Agreement, such Shareholder has full voting power with respect to all such Shareholder’s Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Shares. None of such Shareholder’s Shares are subject to any Shareholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Shares, except as provided hereunder.

2.5    Reliance. Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

2.6    Absence of Litigation. There is no Legal Action pending against, or, to the knowledge of such Shareholder, threatened in writing against such Shareholder or any of such Shareholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the consummation by such Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact such Shareholder’s ability to perform its obligations hereunder in any material respect.

2.7    Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by, or to the knowledge of such Shareholder, on behalf of such Shareholder.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub represent and warrant to each of the Shareholders, jointly and severally, that:

3.1    Organization; Authorization. Each of Parent and Merger Sub is duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within each of Parent’s and Merger Sub’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby.

3.2    Non-Contravention. The execution and delivery of this Agreement by either of Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate any Law applicable to Parent or Merger Sub, or by which any of their respective assets or properties is bound, (ii) except as may be required by applicable federal securities laws, require any consent, approval, order, authorization, permit or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, modification or acceleration under, or result in the creation of any Liens on any assets or properties of Parent or Merger Sub pursuant to, any Contract, trust, Order or other instrument binding on Parent or Merger Sub, or any applicable Law, or (iii) violate, contravene or conflict with or result in any breach of any provision of Parent’s or Merger Sub’s organizational documents, in each of clauses (i), (ii) and (iii), except as would not reasonably be expected to adversely affect the ability of Parent or Merger Sub to perform their respective obligations under this Agreement in any material respect or to consummate the transactions contemplated by this Agreement and the Merger Agreement.

3.3    Binding Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by each Shareholder, this Agreement constitutes its legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (subject to the Enforceability Exceptions).

SECTION 4

ADDITIONAL COVENANTS OF THE SHAREHOLDERS

Each Shareholder hereby covenants and agrees, severally but not jointly, that until the termination of this Agreement:

4.1    No Transfer; No Inconsistent Arrangements.

(a)    From and after the date hereof and until this Agreement is terminated in accordance with Section 5.2, subject to Section 4.1(b), such Shareholder shall not, directly or indirectly, except as otherwise expressly provided herein, (i) create or permit to exist any Lien, other than Permitted Share Liens, on any or all of such Shareholder’s Shares, (ii) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend, distribution or otherwise) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Shareholder’s Shares, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any Contract with respect to any Transfer of such Shareholder’s Shares or any interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of such Shareholder’s Shares, (v) deposit or permit the deposit of any of such Shareholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Shareholder’s Shares, or (vi) take or permit any other action that would reasonably be expected to in any way restrict, limit, interfere with or delay the performance of such Shareholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Shareholder herein untrue or incorrect in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio and such Shareholder agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of any or all of such Shareholder’s Shares shall occur (including, if applicable, a sale by such Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares, subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Such Shareholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, and shall not encourage, direct or instruct each of its non-controlled Affiliates to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any Company securities for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.

(b)    Notwithstanding the foregoing Section 4.1(a), such Shareholder may make Transfers of Shares (x) to any “Permitted Transferee” (as defined below), in which case the Shares shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement with respect to such Shares that are subject to such Transfer prior to the consummation of any such Transfer, or (y) as Parent may otherwise agree in writing in its reasonable discretion. A “Permitted Transferee” means, with respect to any Shareholder, (I) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of such Shareholder, (II) any charitable organization described in Section 170(c) of the Code, (III) any trust, the beneficiaries of which include only the Persons named in clause (I) or (II) of this definition, (IV) any Affiliate of such Shareholder, including any private equity fund affiliated with or managed by such Shareholder or its fund, managed account or other similar vehicle Affiliates (and any investment vehicles wholly owned by such fund) and (if applicable) any direct or indirect general partner, managing member or similar control Person of any such Person or (V) any corporation, limited liability company, or partnership, the shareholders, members, and general or limited partners of which include only the Persons named in clause (I) or (II) of this definition. For the avoidance of doubt, the fact that any Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of any representation, warranty or covenant contained herein.

4.2    No Exercise of Appraisal or Dissenters’ Rights; Actions. To the fullest extent permitted by applicable Law, such Shareholder (i) waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of such Shareholder’s Shares that may arise with respect to the Merger and (ii) agrees not to commence or take any action to join in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or the consummation of the transactions contemplated thereby, including, without limitation, the Merger.

4.3    Documentation and Information. Except as required by applicable Laws (including without limitation, the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), such Shareholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Such Shareholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, such Shareholder’s identity and ownership of the Shares, the existence of this Agreement and the nature of such Shareholder’s commitments and obligations under this Agreement, and such Shareholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. Such Shareholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Shareholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

4.4    No Solicitation. Subject to Section 5.15, each Shareholder shall not, and, if not an individual, shall cause its controlled Affiliates not to, and shall direct its other Representatives not to, and shall not direct, encourage or instruct its Affiliates to, directly or indirectly (i) initiate or continue any solicitation, knowing encouragement, knowing facilitation, discussions or negotiations with any Persons with respect to a Takeover Proposal, (ii) solicit, initiate, or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (iii) engage in, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information to, any Person in connection with, or for the purpose of knowingly encouraging or facilitating, a Takeover Proposal or any proposal or offer that could reasonably be expected to lead to a Takeover Proposal or (iv) endorse, approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to a Takeover Proposal or any proposal or offer that could reasonably be expected to prevent such Shareholder from complying with its obligations under this Section 4.4, or requiring, or that would reasonably be expected to cause, the Company, to abandon, terminate, delay or fail to consummate, or that would otherwise reasonably impede, interfere with or be inconsistent with, the Offer or the Merger. Notwithstanding anything to the contrary provided in this Agreement, each Shareholder and its Affiliates and Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible tender and support, voting or similar agreement in connection with a Takeover Proposal in the event that the Company is permitted to take the actions set forth in Section 5.4(b) or Section 5.4(e) of the Merger Agreement with respect to such Takeover Proposal.

4.5    Adjustments. In the event of any stock split, stock dividend, reverse stock split, consolidation of shares, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Shares, the terms of this Agreement shall apply to the resulting securities as well as such stock dividends and distributions.

4.6    Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Each Shareholder hereby agrees to promptly notify Parent (i) of the number of any additional Shares or other securities of the Company of which such Shareholder acquires record or beneficial ownership on or after the date hereof, and (ii) if the Shareholder receives any Takeover Proposal or any inquiries that would reasonably be expected to lead to a Takeover Proposal, then such shareholder will promptly inform the Company Board of the Takeover Proposal or inquiry so that the Company may fulfill its obligations under Section 5.4 of the Merger Agreement, and such Shareholder shall identify to the Company Board the Person making such Takeover Proposal or inquiry and specify the material terms and conditions of such Takeover Proposal or such inquiry (including any copies of each Takeover Proposal and any subsequent amendments or modifications thereto that are available to such shareholder).

SECTION 5

MISCELLANEOUS

5.1    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed to have been delivered and received (i) if delivered in person, on the day of such delivery, (ii) if by email, on the day on which such email was sent; provided, that receipt is confirmed, (iii) if by certified or registered mail (return receipt requested), on the fifth Business Day after the mailing thereof or (iv) if by reputable overnight delivery service, on the second Business Day after the sending thereof; provided, that in each case, the notice or other communication is sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice): (A) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (B) if to a Shareholder, to such Shareholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

5.2    Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount or changes the form of the consideration payable to the Shareholder pursuant to the Merger Agreement as in effect on the date hereof, or (iv) the mutual written consent of each of Parent, Merger Sub and the Shareholders holding a majority in interest of the voting power of all Shareholders (“Required Shareholder Consent”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that (A) nothing set forth in this Section 5.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof and (B) the provisions of this Section 5 shall survive any termination of this Agreement.

5.3    Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of Parent, Merger Sub and Shareholders constituting the Required Shareholder Consent; provided that this Agreement may not be amended or modified with respect to any Shareholder without the written consent of such Shareholder if such amendment or modification would reasonably be expected to adversely affect the rights and obligations of such Shareholder hereunder in any material respect.

5.4    Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party which, for purposes of the Shareholders, shall be the Required Shareholder Consent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Notwithstanding the foregoing, no provision hereof shall be waived with respect to any Shareholder without the written consent of such Shareholder if such waiver would reasonably be expected to adversely affect the rights and obligations of such Shareholder hereunder in any material respect.

5.5    Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated.

5.6    Assignment. This Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Parent or Merger Sub without the Required Shareholder Consent or by any Shareholder without the prior written consent of Parent, except to the extent that such rights are assigned pursuant to a Transfer expressly permitted under Section 4.1, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. No assignment by any party shall relieve such party of any of its obligations hereunder.

5.7    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.8    Applicable Laws; Jurisdiction; Specific Performance; Remedies.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 5.8(c), in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (A) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chosen Courts (it being agreed that the consents to jurisdiction and venue set forth in this Section 5.8 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto);

(B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court; (C) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (D) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum; (E) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts; and (F) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.1 (Notices). The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b)    The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that the parties shall be entitled to seek an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.8(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. The parties will waive the defense of adequacy of a remedy at law and the parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.8(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS AND AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8(c).

5.9    Entire Agreement; Counterparts. This Agreement and the schedules referred to herein, together with the Merger Agreement, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between the parties, with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.10    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, then (i) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

5.11    Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.12    Mutual Drafting. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.13    Further Assurances. Parent, Merger Sub and each Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to perform their respective obligations under this Agreement.

5.14    Interpretation. Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) words of one gender shall be construed to apply to each gender; (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement; and (vi) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

5.15    Capacity as Shareholder. Notwithstanding anything herein to the contrary, (i) each Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of such Shareholder or any affiliate, employee or designee of such Shareholder or any of its affiliates in its capacity, if applicable, as an officer or director of the Company, and

(ii) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

5.16    No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

5.17    No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each applicable Shareholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Shareholder in the voting of any of the Shares, except as otherwise provided herein.

5.18    Shareholder Obligations Several and Not Joint. The obligations of each Shareholder hereunder shall be several and not joint, and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.

[Signature Pages Follow]

The parties are executing this Agreement on the date first set forth above.

MTY FRANCHISING USA, INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Chief Executive Officer

GRILL MERGER SUB, INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Chief Executive Officer

[Signature Page to Tender and Support Agreement]

JEFFERY CRIVELLO

/s/ Jeffery Crivello

[Signature Page to Tender and Support Agreement]

WEXFORD CAPITAL LP
By: Wexford GP LLC, its general partner

By:	/s/ Arthur Amron
Arthur Amron
Vice President and Assistant Secretary

CHARLES E. DAVIDSON

/s/ Charles E. Davidson

JOSEPH M. JACOBS

/s/ Joseph M. Jacobs

[Signature Page to Tender and Support Agreement]

BANDERA MASTER FUND L.P.

By: Bandera Partners LLC, its Investment Manager

/s/ Jefferson Gramm
Name:	Jefferson Gramm
Title:	Managing Director

GREGORY BYLINSKY

/s/ Gregory Bylinsky

JEFFERSON GRAMM

/s/ Jefferson Gramm

[Signature Page to Tender and Support Agreement]

FS SPECIAL OPPORTUNITIES I, L.P.

By: Farnam Street Capital, Inc., its general partner

By:	/s/ Raymond E. Cabillot

Raymond E. Cabillot
Chief Executive Officer

PETER O. HAEG

/s/ Peter O. Haeg

RAYMOND E. CABILLOT

/s/ Raymond E. Cabillot

[Signature Page to Tender and Support Agreement]

Schedule A

Shareholders	Shares	Committed Shares	Minimum Shares
Jeffery Crivello	499,073	499,073	448,949
Wexford Capital LP	1,685,556	1,685,556	1,516,270
Charles E. Davidson	0	0	0
Joseph Jacobs	0	0	0
Bandera Master Fund L.P	1,340,901	1,340,901	1,206,230
Gregory Bylinsky	0	0	0
Jefferson Gramm	0	0	0
FS Special Opportunities I, L.P.	418,169	418,169	376,171
Raymond E. Cabillot	0	0	0
Peter O. Haeg	0	0	0

Total	3,943,699	3,943,699	3,547,620